Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of February 22, 2023, by and between BiomX Inc., a Delaware corporation (the “Company”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D and Rule 903 of Regulation S promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means either the First Closing or the Second Closing.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Closing” means the closing of the purchase and sale of the First Closing Securities, as set forth in the respective Purchaser’s Purchaser Signature Page.

“First Closing Date” means the date of the First Closing.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrants” means, collectively, the pre-funded Common Stock purchase warrants delivered to the Purchaser(s) at the First Closing and / or the Second Closing in accordance with Section 2.1(a) and Section 2.2(a) hereof, respectively, which Pre-Funded Warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit A attached hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means a registration statement on Form S-3 covering the resale of the Shares and the Warrant Shares by the Purchasers (or to the extent the Company is not eligible to utilize Form S-3 at any time, such other form of registration statement for which the Company is then eligible).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Second Closing” means the closing of the purchase and sale of the Second Closing Securities, as set forth in the respective Purchaser’s Purchaser Signature Page.

“Second Closing Date” means the date of the Second Closing.

“Securities” means the Shares, the Pre-Funded Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEC Reports” means the annual report on Form 10-K for the year ended December 31, 2021 filed on March 30, 2022 and amended on May 2, 2022, and the quarterly reports on Form 10-Q and Current Reports on Form 8-K filed thereafter and other documents required to be filed and filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

“Shares” means the Common Stock issued or issuable to each Purchaser pursuant to this Agreement, but excluding the Warrant Shares.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subsidiary” means (i) BiomX Ltd., an Israeli company; and/or (ii) RondinX Ltd., an Israeli company, and “Subsidiaries” means each Subsidiary collectively.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board or OTCQB Marketplace operated by OTC Markets Group, Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, the Registration Rights Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder, including any confidentiality agreements.

“Transfer Agent” means Continental Stock Transfer and Trust, the current transfer agent of the Company, with an address at 1 State Street, 30th Floor, New York, NY 10004-1561, and any successor transfer agent of the Company.

“Warrant Shares” means the Common Stock issuable upon exercise of the Pre-Funded Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 First Closing.

(a) On the First Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of up to 5,975,918 Shares in consideration of $0.245 per Share or $0.244 per Pre-Funded Warrant, as applicable; provided, however, that the Purchaser in its sole discretion, may elect to purchase Pre-Funded Warrants in lieu of Shares in such manner to result in the same aggregate First Closing Subscription Amount being paid by such Purchaser. On the First Closing Date each Purchaser shall deliver to the Company, via wire transfer of immediately available funds, pursuant to the wire transfer instructions set forth as Exhibit B, cash equal to the First Closing Subscription Amount, as set forth in such Purchaser’s Purchaser Signature Page, and as of the First Closing Date (i) the Company shall deliver to each Purchaser the First Closing Securities, as set forth in such Purchaser’s Purchaser Signature Page, and (ii) the Company and each Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the First Closing Date. The First Closing Date shall occur remotely by electronic exchange of documentation within two (2) Business Days of satisfaction of the applicable covenants and conditions set forth in Sections 2.3 and 2.4.

(b) All amounts due to the Company shall be made in United States dollars.

2.2 Second Closing.

(a) On the Second Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, an aggregate of up to 24,632,245 Shares in consideration of $0.245 per Share or $0.244 per Pre-Funded Warrant, as applicable; provided, however, that the Purchaser in its sole discretion, may elect to purchase Pre-Funded Warrants in lieu of Shares in such manner to result in the same aggregate Second Closing Subscription Amount being paid by such Purchaser. On the Second Closing Date each Purchaser shall deliver to the Company, via wire transfer of immediately available funds, pursuant to the wire transfer instructions set forth as Exhibit B, cash equal to the Second Closing Subscription Amount as set forth in such Purchaser’s Purchaser Signature Page, and as of the Second Closing Date (i) the Company shall deliver to the Purchasers the Second Closing Securities, as set forth in each Purchaser’s Purchaser Signature Page, and (ii) the Company and each Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Second Closing Date. The Second Closing Date shall occur remotely by electronic exchange of documentation within five (5) Business Days of satisfaction of the applicable covenants and conditions set forth in Sections 2.3 and 2.4.

(b) All amounts due to the Company shall be made in United States dollars.

2.3 Deliveries.

(a) On or prior to each of the First Closing Date and the Second Closing Date (unless otherwise indicated below), the Company shall deliver or cause to be delivered to each Purchaser the following, as the case may be:

(i) prior to the First Closing Date, this Agreement duly executed by the Company;

(ii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the applicable number of Shares, registered in the name of each Purchaser, in book entry form;

(iii) for any Purchaser of Pre-Funded Warrants pursuant to Sections 2.1 or 2.2, on either the First Closing Date or the Second Closing Date, as applicable, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s First Closing Subscription Amount or Second Closing Subscription Amount applicable to the Pre-Funded Warrants divided by $0.245, with an exercise price equal to $0.001, subject to adjustment therein;

(iv) a legal opinion, by Sullivan and Worcester LLP, counsel to the Company, in customary form acceptable to the Purchasers, dated as of the First Closing Date or the Second Closing Date as the case may be;

(v) a certificate executed by the Chief Executive Officer of the Company, in the form and substance reasonably satisfactory to the Purchasers; and

(vi) an executed copy of the registration rights agreement attached hereto as Exhibit C (the “Registration Rights Agreement”).

(b) In addition to delivering the First Closing Subscription Amount or the Second Closing Subscription Amount, as the case may be, on or prior to the First Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) the Registration Rights agreement duly executed by such Purchaser.

(c) On or prior to the date hereof, each Purchaser shall deliver or cause to be delivered to the Company either if applicable to such Purchaser, an executed copy of the Accredited Investor Questionnaire set forth on Exhibit D-1; and/or if applicable to such Purchaser, an executed copy of the Non-U.S. Person Representations set for on Exhibit D-2.

Prior to the Second Closing Date, such Purchaser shall confirm there have been no updates to the Accredited Investor Questionnaire or Non-U.S. Person Representations, as the case may be, or provided any applicable updates to the Company.

2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy, in the case of the First Closing Date, in all respects, and, in the case of the Second Closing Date, in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined in Section 3.1(e)), in all respects), as the case may be, of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be true and correct as of such date); and

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the First Closing Date or the Second Closing Date, as the case may be, shall have been performed.

(b) The obligations of each Purchaser hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy, in the case of the First Closing Date, in all respects, and, in the case of the Second Closing Date, in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects), of the representations and warranties of the Company contained herein (unless as of a specific date therein, which shall be true and correct as of such specified date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing Date and the Second Closing Date, shall have been performed;

(iii) the Company shall have received all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the First Closing Date or the Second Closing Date, as the case may be, prevent the issuance, sale or delivery of the Securities in such Closing; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the First Closing Date or the Second Closing Date, as the case may be, prevent the issuance, sale or delivery of the Securities;

(vi) trading or quotation of any securities issued by the Company shall not have been suspended or materially limited on the Trading Market;

(vii) all certificates, opinions documents and other items set forth in Section 2.3(a) above shall have been delivered as provided for in such Section 2.3(a);

(viii) only with respect to the Second Closing, the Company’s stockholders shall have approved the transactions set forth in this Agreement as required under listing Rule 713 of the NYSE American;

(ix) the Company shall have submitted a supplemental listing application form to the NYSE American with respect to the Shares to be subscribed as the applicable Closing and shall have received approval from the NYSE American; and

(x) the Company shall have all corporate power, authority and approvals required to enter into execute and deliver this Agreement and to perform its obligation hereunder.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Financial Statements. The financial statements filed with the Commission as a part of and included or incorporated by reference in the SEC Reports present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the SEC Reports. The financial statements, when read together with the other information in the SEC Reports, at the time that they become effective and on the First Closing Date or the Second Closing Date, as the case may be, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of the financial statements included in the SEC Reports, there has not been any Material Adverse Event (as defined below) in the Company and its Subsidiaries, and they have been operating in the normal course of business.

(b) Due Incorporation. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(c) Subsidiaries. Each of the Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (to the extent such concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the SEC Reports. Each of the Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing or have such power or authority would not result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. No one other than the Company holds any equity or ownership interest of any Subsidiary. None of the outstanding capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. The constitutive or organizational documents of each of the Subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

(d) No Default. Neither the Company nor any of its Subsidiaries is in violation of its charter or by laws (it being understood that there are currently vacancies on the Company’s Board of Directors due to resignations), partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject, including (A) any instrument of approval granted to any of them by the Israel Innovation Authority of the Israeli Ministry of Economy and Industry (the “IIA”) or (B) any instrument of approval granted to any of them by the Authority for Investment and Development of Industry and the Economy of the Israeli Ministry of Economy and Industry (the “Investment Center”) (each, an “Existing Instrument”), except for such Defaults as could not be expected, individually or in the aggregate, to result in a Material Adverse Change (as defined below). The Company’s execution, delivery and performance of the Transaction Documents, consummation of the transactions contemplated thereby and the issuance and sale of the Securities (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except as have been obtained or waived, or as could not be expected, individually or in the aggregate, to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative or other regulation or administrative or court decree applicable to the Company or any of its Subsidiaries, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(e) No Adverse Event. Except as otherwise disclosed in the SEC Reports: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by the Transaction Documents or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change,” and the effect of any such change being referred to herein as a “Material Adverse Effect”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, by any of the Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(f) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the SEC Reports (other than subsequent issuances, if any, pursuant to employee benefit plans or upon the exercise of outstanding options or warrants, in each case described in the SEC Reports to the extent issued or exercised before the dates indicated therein). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all U.S. federal and state and Israeli securities laws. None of the outstanding Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the SEC Reports. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the SEC Reports, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(g) Authority; Enforceability. The Company has full legal right, power and authority to enter into the Transaction Documents and perform the transactions contemplated hereby, including issuing the Securities to the Purchasers. The Transaction Documents have been duly authorized, executed and delivered by the Company. The Transaction Documents have been duly authorized, executed and delivered by the Company and assuming the due authorization, execution and delivery by the Purchasers party thereto, constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations.

(h) Due Authorization and Issuance. The Securities have been duly authorized for issuance and sale pursuant to this Agreement. The Shares and the Pre-Funded Warrants, when issued and delivered by the Company against payment therefor pursuant to this Agreement, and the Warrant Shares, upon exercise of the Pre-Funded Warrants and payment of the exercise price and issuance and delivery thereof by the Company, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights. The Shares, when issued, will conform to the description of common stock set forth in the SEC Reports.

(i) No Consent. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of the Transaction Documents and consummation of the transactions contemplated thereby, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the receipt of the approvals of the NYSE American to list the Shares (subject only to official notice of issuance by the Company), which approval shall have been obtained by the Company prior to the First Closing with respect to the Shares to be issued to the Purchasers as part of the First Closing and which approval shall have been obtained by the Company prior to the Second Closing with respect to the Shares to be issued to the Purchasers as part of the Second Closing, subject to the condition set forth in Section 2.4(b)(v), or the filing of certain information with the Investment Center and the IIA.

(j) Legal Proceedings. Except as otherwise disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which could be expected, individually or in the aggregate, to result in a Material Adverse Change

(k) Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the SEC Reports, were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other interim results of such studies or other studies the results of which contradict the clinical results described or referred to in the SEC Reports; the Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the SEC Reports; and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(l) Compliance with Applicable Laws. The Company and its Subsidiaries, and any clinical trials conducted by them or for them, are, and at all times have been, in material compliance with all applicable laws, rules and regulations, including without limitation Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (vi) all other local, state (including Israel), federal, national, supranational and foreign laws, relating to the regulation of the Company or its Subsidiaries and any trials conducted by them, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its Subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, except where the failure to make any such submission would not be reasonably expected to have a Material Adverse Effect, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its Subsidiaries nor, to the Company’s knowledge, any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(m) Intellectual Property. Except as otherwise disclosed in the SEC Reports, the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the SEC Reports, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), in all material respects, and, to the Company’s and its Subsidiaries knowledge, the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property owned by the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and to the Company’s knowledge, the Intellectual Property of the Company that is licensed to the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and, in both cases, the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the SEC Reports, as licensed to the Company or one or more of its Subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its Subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Reports, as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property and all patents owned or controlled by the Company that have been issued or granted are valid and enforceable. The Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its Subsidiaries has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The product candidates described in the SEC Reports as under development by the Company or any Subsidiary fall within the scope of (i) the claims of one or more patents or patent applications owned by the Company or any Subsidiary; (ii) patent applications the Company anticipates filing, which shall be owned by the Company or any Subsidiary; or (iii) Intellectual Property exclusively licensed to, the Company or any Subsidiary.

(n) Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(o) Tax Filings. The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements included in the SEC Reports in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(p) Title to Property. Except as otherwise disclosed in the SEC Reports, the Company and its Subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements included in the SEC Reports, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects. The real property, improvements, equipment and personal property held under lease by the Company or any of its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(q) Environmental Matters. Except as described in the SEC Reports, and except as could not be expected, individually or in the aggregate, to result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company’s attention that could result in costs or liabilities that could be expected, individually or in the aggregate, to result in a Material Adverse Change.

(r) Books and Records. The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) SOX Compliance. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and, except as otherwise disclosed in the SEC Reports, no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as otherwise disclosed in the SEC Reports, the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(t) No Broker Fee. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by the Transaction Documents, other than as disclosed in writing to the Purchasers prior to the date hereof.

(u) Employees Matters, No Labor Disputes. To the Company’s knowledge, none of its employees nor the Subsidiaries’ employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company and the Subsidiaries or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company and its Subsidiaries, nor the conduct of the Company’s and Subsidiaries business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

No material labor dispute with the employees of the Company or any of its Subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent. None of the Company and its Subsidiaries is in a material breach with respect to any undertaking to pay to any of its employees for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees. The Company and its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company and its Subsidiaries have withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and its Subsidiaries and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

To the Company’s knowledge, none of the key employees or directors of the Company or its Subsidiaries has been (convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), within the past ten years; (b) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (c) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(v) Investment Company Act. The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as contemplated under this Agreement, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(w) No Money Laundering. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions (including Israel), the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(x) ERISA. Except as otherwise disclosed in the SEC Reports, the Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(y) Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the SEC Reports (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading. All statistical, demographic and market-related data included in the SEC Reports are based on or derived from sources that the Company believes to be reliable and accurate. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

(z) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the SEC Reports will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(aa) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the NYSE American, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE American, nor has the Company received any notification that the Commission or the NYSE American is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the NYSE American for the continued listing of the Common Stock. The Company is eligible, and from and after the date hereof will use reasonably commercial efforts to maintain eligibility, to register the Shares or the Warrant Shares for resale by the Purchasers using Form S-1 or Form S-3 promulgated under the Securities Act.

(bb) There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the SEC Reports which have not been described as required.

(cc) Insurance. Except as otherwise disclosed in the SEC Reports, each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not be expected to result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(dd) Contributions. Except as otherwise disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the SEC Reports.

(ee) FCPA. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA.

(ff) OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employees , agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg) Privacy. The Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. In addition, the Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(hh) No Loans to Insiders. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(ii) Dividends. Except as disclosed in the SEC Reports, no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(jj) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(kk) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(ll) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each of the Purchasers is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by each of the Purchasers or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to each of the Purchasers’ purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(mm) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(nn) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(oo) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the First Closing Date or the Second Closing Date, as the case may be of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

3.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company, severally and not jointly, as follows:

(a) Organization; Authority. It is an entity duly incorporated or formed, validly existing and (where such concept is applicable) in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Each Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Each Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Pre-Funded Warrants will be, a “non-US person” as defined in Regulation S (“Regulation S”) as promulgated under the Securities Act and/or an “accredited investor” as defined in Rule 501(a)(1), (a) (2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Purchaser acknowledges that as of the date hereof, the Company has limited financial resources, and thus an investment in the Securities is subject to significant risk.

(e) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal counsel and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

(h) Other Company Holdings. Other than as disclosed in filings by the Purchaser with the SEC or as disclosed to the Company, such Purchaser is not, collectively with its Affiliates or any Person with whom such Purchaser is acting in concert, a holder of Common Stock or Common Stock Equivalents in an amount equal to more than 9.99% of the outstanding shares of Common Stock (assuming full exercise or conversion of any such Common Stock Equivalents).

(i) Additional Representations and Warranties of Accredited Investors. If the Purchaser is indicating that it is an Accredited Investor on its signature page to this Agreement, it shall complete the Accredited Investor Questionnaire set forth on Exhibit D-1.

(j) Additional Representations and Warranties of Non-U.S. Persons. If the Purchaser is indicating that it is not a U.S. person on its signature page to this Agreement, it shall further make the representations and warranties to the Company set forth on Exhibit D-2.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Removal of Legends.

(a) The Securities may only be disposed of in compliance with U.S. state and U.S. federal securities laws. In connection with any transfer of Securities by a Purchaser pursuant to an effective Registration Statement, the Company shall, within two (2) Business Days of a request from such Purchaser remove all restrictive legends from any of the Securities being sold under the Registration Statement. In connection with any transfer of Securities other than pursuant to an effective Registration Statement, upon request, and provided that an exemption from registration is available and that Purchasers provide a customary representation letter in a form acceptable to the Company, the Company shall, within two (2) Business Days of receipt of such request, cause its counsel to provide to the Company’s transfer agent an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to such Purchasers, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. The Purchasers acknowledge that the Company is a former “shell” company as defined in Rule 144 and, as such, additional conditions may be required for the transfer of Securities. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement to the extent any restrictions are still applicable.

(b) The Purchasers agree to the imprinting, so long as required by this Section 4.1, of a legend on any certificate or book entry statement evidencing the Securities substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

(c) Certificates or book entry statements evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof) following any sale of such Securities pursuant to Rule 144. The Purchasers acknowledge that the Company is deemed to be a former “shell” company and therefore, such legends may only be removed in connection with a sale of the Securities. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or a Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by such Purchaser, respectively, in connection with a sale of the Securities.

(d) Each of the Purchasers agrees that it will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Use of Proceeds. The Company and the Subsidiaries shall use the net proceeds from the sale of the Securities hereunder to support clinical trials activities and other research and development activities and for general corporate purposes, including working capital and as otherwise determined by the Board.

4.4 Certain Transactions and Confidentiality. Each of the Purchasers covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced. Each Purchaser and the Company covenant that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, it will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

4.5 Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act, or if a Current Report on Form 8-K is not required, the Company shall issue a press release. From and after the issuance of such Current Report on Form 8-K or press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Purchasers shall consult with each other in issuing any press releases or, if required, any Current Report on Form 8-K, with respect to the transactions contemplated hereby, and neither the Company nor the Purchasers shall issue any such press release or Form 8-K nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchasers, or without the prior consent of the majority in interest of the Purchasers (and, in the case a certain Purchaser is named in such press release or Form 8-K, the consent of such Purchaser), with respect to any press release or Form 8-K of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.6 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that a Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that one or more of the Purchasers could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.7 Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with each Closing, the Company shall apply to list or quote all of the Shares and the Warrant Shares on such Trading Market and promptly thereafter secure the listing of all of the Shares and the Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and the Warrant Shares, and will take such other action as is necessary to cause all of the Shares and the Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.8 Confidentiality; Other Restrictions. Each Purchaser reaffirms that it signed a confidentiality agreement with the Company in connection, among other things, this Agreement and undertakes to adhere to the terms of such confidentiality agreement.

4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Securities pursuant to this Agreement.

4.10 Form D; Blue Sky Filings. The Company agrees to timely file a Form D, if required by applicable law, with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchasers. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for sale to the Purchasers at each Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Purchasers.

4.11 Indemnification. Subject to the provisions of this Section 4.11, the Company will indemnify and hold the Purchasers and each Person who controls the Purchasers (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by (i) any stockholder of the Company who is not an Affiliate of the Purchaser Party or (ii) any other third party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which is finally judicially determined to constitute fraud, negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent, that a loss, claim, damage or liability is primarily attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

The indemnification required by this Section 4.11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.

4.12 Stockholders Meeting. The Company undertakes to convene, as soon as practically possible, a stockholders meeting in order to approve the issuance of the Second Closing Securities to the Purchasers in order to comply with listing Rule 713 of the NYSE American, and to take all reasonably required actions in order to obtain such approval (the “Stockholders Approval”). Each Purchaser undertakes to vote its and cause its Affiliates to vote their Common Stock in favor of approval of the issuance of the Second Closing Securities or otherwise as recommended by the Board.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by either the Company or the majority in interest among the Purchasers, by written notice to the other parties, if:

(a) the First Closing has not occurred on or before 5:00 p.m., New York time, on March 2, 2023; or

(b) the Stockholders Approval shall not have been obtained on or before 5:00 p.m., New York time, on August 7, 2023 or the Second Closing has not occurred on or before 5:00 p.m., New York time, on August 21, 2023, in any case, for the avoidance of doubt, such termination shall not affect any transaction that took place at the First Closing;

provided, however, in each case, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email attachment as set forth on the signature pages attached hereto (or, with respect to an assignee or transferee of Securities as contemplated by Section 5.7, at the contact information of such Person provided to the Company in connection with such assignment or transfer) at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the majority in interest among the Purchasers (provided, however, that if any amendment disproportionately and adversely affects one of more Purchasers then the consent of such disproportionately and adversely affected Purchasers shall be required), or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the majority in interest among the Purchasers (other than by merger or operation of law). Other than with respect to transfers to Affiliates, the Purchasers may assign any or all of their rights under this Agreement to any Person to whom the Purchasers assign or transfer any Securities only with the consent of the Company.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance exclusively with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

5.10 Arbitration of Claims. Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the American Arbitration Association under its International Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The number of arbitrators shall be one. The arbitration shall take place in New York, New York. The language of the arbitration shall be English.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction, such as an affidavit of lost certificate. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.17 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOMX INC.

Name:	Jonathan Solomon
Title:	Chief Executive Officer

Address for Notice:

22 Einstein St., 4th floor

Ness Ziona, Israel 7414003

Attention: Ms. Marina Wolfson

Email: marinaw@biomx.com

With a copy to (which shall not constitute notice):

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Attn: Howard E. Berkenblit

Email: hberkenblit@sullivanlaw.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR EACH PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatories as of the date first indicated above.

First Closing Subscription Amount: $[_________].

First Closing Securities:

# of shares of Common Stock Purchased at the First Closing (@ $[___] per Share): [_______].

# of Pre-Funded Warrants (@ $[___] per Pre-Funded Warrant): [__________] (w/[●] beneficial ownership limitation)

Second Closing Subscription Amount: $[_________].

Second Closing Securities:

# of shares of Common Stock Purchased at the Second Closing (@ $[____] per Share): [_______].

# of Pre-Funded Warrants (@ $[___] per Pre-Funded Warrant): [__________] (w/[●] beneficial ownership limitation)

Name of Purchaser:

By:

Name:

Title:

PLEASE COMPLETE FOLLOWING INFORMATION FOR NOTICES:

Email Address:

Address for Notice:

Address for Delivery of Securities (if not same as address for notice):

EXHIBIT A

FORM OF PRE-FUNDED WARRANT

EXHIBIT B

COMPANY WIRING INSTRUCTIONS

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

EXHIBIT D-1

ACCREDITED INVESTOR QUESTIONNAIRE

EXHIBIT D-2

NON-U.S. PERSON REPRESENTATIONS